Exhibit (j)
               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Scudder Large Cap Value Fund (formerly, Scudder Contrarian
Fund), Scudder-Dreman High Return Equity Fund, and Scudder-Dreman Small Cap Value Fund (three of the series comprising Scudder Value Series, Inc.) in the Value Funds I Prospectuses and Value Funds I Class I Shares Supplement to the Prospectus and "Independent Auditors and Reports to Shareholders" and "Financial Statements" in the Scudder Value Series Inc. Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 33-18477) of our reports dated January 21, 2004 on the financial statements and financial highlights of Scudder Large Cap Value Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund, included in the respective Fund Annual Reports, each dated November 30, 2003.


/s/ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 2004